Exhibit 10.32

WARRANT AGREEMENT

Dated as of

May 30, 2002

between

QUALITY DISTRIBUTION, INC.

and

THE BANK OF NEW YORK,

as Warrant Agent

Warrants for

Common Stock of

Quality Distribution, Inc.

TABLE OF CONTENTS

Page

Article I		1

1.1	Definitions	1

1.2	Rules of Construction	3

Article II Warrant Certificates		4

2.1	Form and Dating	4

2.2	Execution and Authentication	5

2.3	Warrant Registrar	6

2.4	Holder Lists	7

2.5	Transfer and Exchange	7

2.6	Definitive Warrants.	13

2.7	Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificate	14

2.8	Outstanding Warrants	14

2.9	Temporary Warrants	14

2.10	Cancellation	15

2.11	CUSIP Numbers	15

Article III Warrant Agent		15

3.1	Appointment of Warrant Agent	15

3.2	Rights and Duties of Warrant Agent	15

3.3	Individual Rights of Warrant Agent	16

3.4	Warrant Agent’s Disclaimer	17

3.5	Compensation and Indemnity	17

3.6	Successor Warrant Agent	17

Article IV Miscellaneous		19

4.1	Reports to Warrant Agent and Holders	19

4.2	Persons Benefiting	19

4.3	Rights of Holders	19

4.4	Amendment, Waiver, Modification, Etc.	20

4.5	Notices	20

4.6	Governing Law	21

4.7	Successors	21

4.8	Counterparts	22

4.9	Table of Contents and Headings	22

4.10	Severability	22

EXHIBIT A Form of Warrant Certificate

WARRANT AGREEMENT dated as of May 30, 2002 (this “Warrant Agreement”), between QUALITY DISTRIBUTION, INC., a Florida corporation (the “Corporation”), and THE BANK OF NEW YORK, a New York banking corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Corporation desires to issue the warrants (the “Warrants”) described herein, which will initially entitle the holders thereof (the “Holders”) to purchase, in the aggregate, up to 171,282 shares of Common Stock, $.01 par value per share, of the Corporation (“Common Stock”);

WHEREAS, the Warrants are being issued in connection with the exchange offer (the “Exchange Offer”) by the Corporation, pursuant to which the Corporation and Quality Distribution, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Corporation (“QDI LLC”) have agreed to exchange each $1,000 principal amount of outstanding 10% Series B Senior Subordinated Notes due 2006 and all outstanding Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTSSM) of the Corporation for debt and equity securities (the “Debt/Equity Securities”);

WHEREAS, each Debt/Equity Security consists of: (i) $650.00 principal amount of new 12½% Senior Subordinated Secured Notes due 2008 (the “New Notes”) to be issued by QDI LLC (ii) $150.00 principal amount of new 12% Junior Subordinated PIK Notes due 2009 (the “Junior PIK Notes”), to be issued by the Corporation and (iii) 2.0415 Warrants, each to purchase one share of Common Stock at an exercise price of $5.00 per share; and

WHEREAS, the Corporation further desires the Warrant Agent to act on behalf of the Corporation in connection with the issuance, transfer, exchange and exercise of the Warrants and other matters as provided herein and the Warrant Agent is willing to so act.

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Warrants:

1.1    Definitions.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise. The term “Affiliate” shall not include at any time any portfolio company of Apollo Management IV, L.P. or its Affiliates.

“Board of Directors” or “Board” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board.

“Definitive Warrant” means a Warrant Certificate (bearing the Restricted Warrant Legend if the transfer of such Warrant is restricted by applicable law) that does not include the Global Warrant Legend.

“Depositary “ means The Depository Trust Corporation, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Warrant” shall have the meaning set forth in Section 2.1(b).

“Global Warrant Legend” means the legend set forth under that caption in Exhibit A to this Warrant Agreement.

“Holder” means the Person in whose name a Warrant is registered on the Warrant Registrar’s books.

“IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IAI Global Warrants” means all Warrants offered and sold to IAIs relying upon Rule 501.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement dated April 10, 2002, of the Corporation, as amended by Supplement No. 1 dated May 10, 2002.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel. Such counsel may be an employee of or counsel to the Corporation.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Restricted Warrant Legend” means the legend set forth in Section 2.5(e)(i) herein.

“Rule 501” means Rule 501 under the Securities Act.

“Rule 144A” and “Rule 144” mean respectively, Rule 144A and Rule 144 under the Securities Act.

“Rule 144A Warrants” shall have the meaning set forth in Section 2.1(b).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Warrants” means Global Warrants, Definitive Warrants and any other Warrants that bear or are required to bear the Restricted Warrant Legend.

“Warrant Agent” means The Bank of New York, or any successor person to The Bank of New York under this Warrant Agreement.

“Warrant Certificates” mean the registered certificates (including the Global Warrants) issued by the Corporation under this Warrant Agreement representing the Warrants.

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor person thereto, who shall initially be the Warrant Agent.

“Warrant Officer” means any officer within the corporate trust department of the Warrant Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Warrant Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Warrant Agreement.

“Warrant Registrar” has the meaning set forth in Section 2.3.

1.2    Rules of Construction.

Unless the context otherwise requires:

(a) a defined term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including without limitation; and

(e) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANT CERTIFICATES

2.1    Form and Dating.

(a) General. Each Warrant shall initially be issued as part of the Debt/Equity Securities issued on the date hereof, which will be offered and exchanged by the Corporation in the Exchange Offer pursuant to the Offering Memorandum. In acting as the transfer agent for the Warrants, the Warrant Registrar shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Warrant Agreement. The Warrant Certificates shall each be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the Warrant Certificate shall constitute, and are expressly incorporated in and made a part of this Warrant Agreement, and to the extent applicable, the Corporation and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and are bound thereby. The Warrants may only be sold or transferred in accordance with this Warrant Agreement and the Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Warrant Certificate shall be dated as of the date of its authentication.

(b) Global Warrants. IAI Global Warrants shall be issued initially on the Issue Date in the form of one or more permanent global Warrants in fully registered form (collectively, the “IAI Global Warrants”), bearing the Global Warrant Legend and the Restricted Warrant Legend, which shall be deposited on behalf of the acquirers of the Warrants represented thereby with the Warrant Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and authenticated by the Warrant Agent as provided in this Warrant Agreement. To accommodate transfers of beneficial interests in the Warrants to QIB’s subsequent to the Issue Date, one or more global Warrants in definitive, fully registered form bearing the Global Warrant Legend and the Restricted Warrant Legend (collectively, the “Rule 144A Global Warrants”) shall also be issued on the Closing Date and deposited on behalf of the acquirers of the Warrants represented thereby with the Warrant Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and authenticated by the Warrant Agent as provided in this Warrant Agreement. The Rule 144A Global Warrants and the IAI Global Warrants are each referred to herein as a “Global Warrant” and are collectively referred to herein as “Global Warrants.” The number of Warrants represented by the Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Warrant deposited with or on behalf of the Depositary. The Corporation shall execute and the Warrant Agent shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Corporation signed by two Officers, authenticate and deliver initially one or more Global Warrants that (i) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or the nominee of such Depositary and (ii) shall be delivered by the Warrant Agent to such Depositary or pursuant to such Depositary’s instructions or held by the Warrant Agent as Warrant Custodian. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as Warrant Custodian or under such Global Warrant, and the Depositary may be treated by the Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Warrant Agent or any agent of the Corporation or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

(d) Definitive Warrants. Except as provided in Section 2.5 or 2.6, owners of beneficial interests in a Global Warrant will not be entitled to receive physical delivery of Warrant Certificates.

2.2    Execution and Authentication.

Two Officers shall sign each Warrant Certificate for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent authenticates the Warrant Certificate, the Warrant Certificate shall be valid nevertheless. A Warrant shall not be valid until an authorized signatory of the Warrant Agent manually signs the certificate of authentication on the Warrant Certificate. The signature shall be conclusive evidence that the Warrant has been authenticated under this Warrant Agreement. The Warrant Agent shall authenticate and make available for delivery upon a written order of the Corporation, signed by two Officers, Warrant Certificates entitling the Holders therefor to purchase in the aggregate not more than 171,282 shares of Common Stock, subject to adjustment, as set forth in the Warrant Certificate. The Warrant Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the Warrants. Any such appointment shall be evidenced by an instrument signed by a Warrant Officer, a copy of which shall be furnished to the Corporation. Unless limited by the terms of such appointment, an authenticating agent may authenticate Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to authentication by the Warrant Agent includes authentication by such authenticating agent. An authenticating agent has the same rights as any Warrant Registrar or agent for service of notices and demands.

2.3    Warrant Registrar.

(a) The Corporation shall maintain an office or agency where Warrants may be presented for registration of transfer, exchange or exercise (the “Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their transfer, exchange or exercise. The Corporation may have one or more co-registrars. The term Warrant Registrar includes any co-registrars. The Corporation shall initially appoint the Warrant Agent as (i) Warrant Registrar in connection with the Warrants and (ii) the Warrant Custodian with respect to the Global Warrants.

(b) The Corporation shall enter into an appropriate agency agreement with any Warrant Registrar who is not a party to this Warrant Agreement. The agreement shall implement the provisions of this Warrant Agreement that relate to such agent. The Corporation shall notify the Warrant Agent of the name and address of any such agent. If the Corporation fails to maintain a Warrant Registrar, the Warrant Agent shall act as such and shall be entitled to appropriate compensation pursuant to Section 3.5 hereof. The Corporation or any of its domestically organized wholly owned subsidiaries may act as Warrant Registrar.

(c) The Corporation may remove any Warrant Registrar upon written notice to such Warrant Registrar and to the Warrant Agent; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Corporation and such successor Warrant Registrar and delivered to the Warrant Agent or (ii) notification to the Warrant Agent that the Warrant Agent shall serve as Warrant Registrar until the appointment of a successor in accordance with clause (i) above. The Warrant Registrar may resign at any time upon written notice to the Corporation and the Warrant Agent; provided, however, that the Warrant Agent may resign as Warrant Registrar only if the Warrant Agent also resigns as Warrant Agent in accordance with Section 3.6.

(d) The Corporation and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Corporation nor the Warrant Agent shall be affected by notice to the contrary.

2.4    Holder Lists.

The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Warrant Agent is not the Warrant Registrar, the Corporation shall furnish, or cause the Warrant Registrar to furnish, to the Warrant Agent, in writing at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of Holders.

2.5    Transfer and Exchange.

(a) General. The Warrants shall be issued in registered form and shall be transferable only upon the surrender of a Warrant Certificate for registration of transfer and in compliance with the provisions set forth in this Section 2.5. When a Warrant is presented to the Warrant Registrar with a request to register a transfer, the Warrant Registrar shall register the transfer as requested if its requirements therefor are met. When Warrants are presented to the Warrant Registrar with a request to exchange them for an equal number of Warrants of other denominations, the Warrant Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Corporation shall execute and the Warrant Agent shall authenticate Warrant Certificates at the Warrant Registrar’s request. Except as provided in the Warrant Certificate, the Corporation may require payment from the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer, exchange or exercise pursuant to this Section 2.5.

(b) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Registrar with a request:

(i) to register the transfer of such Definitive Warrants or

(ii) to exchange such Definitive Warrants for an equal amount of Definitive Warrants of other authorized denominations,

the Warrant Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Warrants surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument substantially in the form of Annex B attached to the Warrant Certificate, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) in the case of Definitive Warrants which are Transfer Restricted Warrants, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Warrants are being delivered to the Warrant Registrar by a Holder to exchange such Definitive Warrants for an equal amount of Definitive Warrants of other authorized denominations for registration in the name of such Holder, a certification from such Holder to that effect, substantially in the form of Annex C attached to the Warrant Certificate;

(B) if such Definitive Warrants are being transferred to the Corporation, a certification to that effect, substantially in the form of Annex C attached to the Warrant Certificate; or

(C) if such Definitive Warrants are being transferred pursuant to (i) an effective registration statement under the Securities Act, (ii) inside the United States to a QIB, or (iii) an exemption from registration in accordance with Rule 144 under the Securities Act, Regulation S or any other exemption from the registration requirements of the Securities Act, (w) a certification to that effect substantially in the form of Annex C attached to the Warrant Certificate, (x) if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.5(e)(i), (y) in the case of a transfer to a QIB, a signed letter from the transferee substantially in the form of Annex D attached to the Warrant Certificate, and (z) in the case of a transfer to an IAI, a signed letter from the transferee substantially in the form of Annex E attached to the Warrant Certificate.

(c) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Warrant Registrar, together with:

(i) certification, substantially in the form of Annex C attached to the Warrant Certificate, that such Definitive Warrant is being transferred (1) to a QIB in accordance with Rule 144A or to a Person pursuant to Regulation S or any other exemption from the registration requirements of the Securities Act, in each case that has furnished to the Warrant Agent a signed letter substantially in the form of Annex D attached to the Warrant Certificate or (2) to an IAI that has furnished to the Warrant Agent a signed letter substantially in the form of Annex E attached to the Warrant Certificate, and in each case an Opinion of Counsel or other evidence reasonably satisfactory to the Warrant Agent as to the compliance with the restrictions set forth in the legend set forth in Section 2.5(e)(i); and

(ii) written instructions directing the Warrant Agent to make, or to direct the Warrant Custodian to make, an adjustment on its books and records with respect to such Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Warrant Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Custodian, the aggregate amount of Warrants represented by the Global Warrant to be increased by the aggregate amount of the Definitive Warrant to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Warrant equal to the amount of the Definitive Warrant so canceled. If no Global Warrants are then outstanding and the Global

Warrant has not been previously exchanged for Warrant Certificates pursuant to Section 2.6, the Corporation shall issue and the Warrant Agent shall authenticate, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Warrant in the appropriate amount.

(d) Transfer and Exchange of Global Warrants and Beneficial Interests Therein. Any Holder of a Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by (i) the Holder of such Global Warrant (or its agent) or (ii) any Holder of a beneficial interest in such Global Warrant, and that ownership of a beneficial interest in such Global Warrant shall be required to be reflected in a book entry. All Warrants issued upon any transfer or exchange pursuant to the terms of this Warrant Agreement will evidence the same Warrants and shall be governed by the same provisions of this Warrant Agreement as the Warrants surrendered upon such transfer or exchange.

(i) The transfer and exchange of a Global Warrant or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Warrant or another Global Warrant and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Warrant and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Warrant being transferred. In the case of a transfer of a beneficial interest in the IAI Global Warrant for an interest in the Rule 144A Global Warrant, the transferee must furnish certification substantially in the form of Annex D attached to the Warrant Certificate, and if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to the Warrant Agent as to the compliance with the restriction set forth in Section 2.5(e)(i).

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Warrant to a beneficial interest in another Global Warrant, the Warrant Registrar shall reflect on its books and records the date and an increase in the amount of the Global Warrant to which such interest is being transferred in an amount equal to the amount of the interest to be so transferred, and the Warrant Registrar shall reflect on its books and records the date and a corresponding decrease in the amount of Global Warrant from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 2.6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.6, such Global Warrant may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.5 (including the certification requirements set forth in Annex D and Annex E, as applicable, of the Warrant Certificate intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

(e) Legend.

(i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global Warrant and the Definitive Warrants (and all Warrants issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH QUALITY DISTRIBUTION, INC. (“THE ISSUER”) OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE INSTITUTIONAL ACCREDITED INVESTOR FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE

TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) ACKNOWLEDGES THAT THE SECURITY IS SUBJECT TO A DRAG ALONG RIGHT AS SET FORTH IN SECTION 3 OF THIS WARRANT CERTIFICATE AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE TRANSFER IS MADE PURSUANT TO CLAUSES (C), (D), (E) OR (G) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Warrant will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE WARRANT AGENT AND THE WARRANT REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH WARRANT AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Warrant that is a Definitive Warrant, the Warrant Registrar shall permit the Holder thereof to exchange such Transfer Restricted Warrant for a Definitive Warrant that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Warrant if the Holder certifies in writing to the Warrant Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth in Annex C of the Warrant Certificate) and delivers an Opinion of Counsel or other evidence reasonably satisfactory to the Warrant Registrar as to compliance with the restrictions set forth in the legend set forth in Section 2.5(e)(i).

(f) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, transferred, redeemed, repurchased, canceled or exercised such Global

Warrant shall be returned by the Depositary to the Warrant Agent for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, transferred in exchange for an interest in another Global Warrant, redeemed, repurchased, canceled or exercised the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent or the Warrant Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Warrant Agent shall authenticate, Definitive Warrants and Global Warrants at the Warrant Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges to be registered in the name of the registered Holder effecting the exchange pursuant to this Section 2.5).

(iii) All Warrants issued upon any transfer or exchange pursuant to the terms of this Warrant Agreement shall evidence the same terms and shall be entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon such transfer or exchange.

(h) No Obligation of the Warrant Agent.

(i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders under the Warrants shall be given only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Warrant Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among Depositary participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Warrant Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.6    Definitive Warrants.

(a) A Global Warrant deposited with the Depositary or with the Warrant Agent as Warrant Custodian pursuant to Section 2.1(b) shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in an aggregate amount equal to the amount of such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.5 and (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Corporation within 90 days of such notice, or after the Corporation becomes aware of such cessation, (ii) the Depositary is in default of, or has committed a default under, this Warrant Agreement or the Warrant Certificate, or (iii) the Corporation, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement.

(b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.6 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall authenticate and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Definitive Warrants. Any certificated Warrant in the form of a Definitive Warrant delivered in exchange for an interest in the Global Warrant shall, except as otherwise provided by Section 2.5(e), bear the Restricted Warrant Legend.

(c) Subject to the provisions of Section 2.6(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Warrant Agreement or the Warrants.

(d) In the event of the occurrence of any item of the events specified in Section 2.6(a)(i), (ii) or (iii), the Corporation will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in fully registered form.

2.7    Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificate.

If a mutilated Warrant is surrendered to the Warrant Agent or if the Holder of a Warrant claims that the Warrant Certificate has been lost, destroyed, stolen or defaced, the Corporation shall issue and the Warrant Agent shall authenticate a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Corporation or the Warrant Agent within a reasonable time after such Holder has notice of such loss, destruction or theft and the Warrant Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Corporation or the Warrant Agent prior to the Warrant being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Warrant Agent. If required by the Warrant Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Warrant Agent to protect the Corporation and the Warrant Agent from any loss that either of them may suffer if a Warrant is replaced. The Corporation and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant is an additional obligation of the Corporation. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Warrants.

2.8    Outstanding Warrants.

Warrants outstanding at any time are all Warrant Certificates executed by the Corporation and authenticated by the Warrant Agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Corporation holds the Warrant. A Warrant ceases to be outstanding if the Corporation holds the Warrant. If a Warrant Certificate is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Warrant Agent and the Corporation receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser.

2.9    Temporary Warrants.

In the event that Definitive Warrants are to be issued under the terms of this Warrant Agreement, until such Definitive Warrants are ready for delivery, the Corporation may prepare and the Warrant Agent shall authenticate temporary Warrant Certificates (the “Temporary Warrant Certificates”). Temporary Warrant Certificates shall be substantially in the form of Definitive Warrants but may have variations that the Corporation considers appropriate for temporary Warrants. Without unreasonable delay, the Corporation shall prepare and the Warrant Agent shall authenticate Definitive Warrants and deliver them in exchange for Temporary Warrant Certificates upon surrender of such Temporary Warrant Certificates at the office or agency of the Corporation, without charge to the Holder.

2.10    Cancellation.

The Corporation at any time may deliver Warrant Certificates to the Warrant Agent for cancellation. The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise or cancellation and shall dispose of canceled Warrant Certificates in accordance with its customary procedures or deliver canceled Warrant Certificates to the Corporation pursuant to written direction by an Officer. The Corporation may not issue new Warrant Certificates to replace Warrant Certificates that have been exercised or Warrants which the Corporation has purchased or otherwise acquired. The Warrant Agent shall not authenticate Warrant Certificates to replace canceled Warrant Certificates other than pursuant to the terms of this Warrant Agreement.

2.11    CUSIP Numbers.

The Corporation may use “CUSIP” numbers (if then generally in use) in issuing the Warrants and, if so, the Warrant Agent shall also use “CUSIP” numbers in notices to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates, and any such notice shall not be affected by any defect in or omission of such numbers.

ARTICLE III

WARRANT AGENT

3.1    Appointment of Warrant Agent.

The Corporation hereby appoints the Warrant Agent to act as agent for the Corporation in accordance with the provisions of this Warrant Agreement and the Warrant Agent hereby accepts such appointment.

3.2    Rights and Duties of Warrant Agent.

(a) Agent for the Corporation. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (and may require an Opinion of Counsel before it acts or refrains from acting), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity reasonably satisfactory to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Warrant Agreement or for the application by the Corporation of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment to the Exercise Price, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment to the Exercise Price, or to comply with the covenants set forth in Section 5 of the Warrant Certificate.

3.3    Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Corporation or its Affiliates and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Corporation or for any other legal entity.

3.4    Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Warrant Agreement or the Warrant Certificates and it shall not be responsible for any statement of the Corporation in this Warrant Agreement or the Warrant Certificates other than the Warrant Agent’s signature of authentication.

3.5    Compensation and Indemnity.

The Corporation agrees to pay to the Warrant Agent from time to time such compensation for its services as shall be agreed to in writing from time to time by the Corporation and the Warrant Agent. The Corporation shall reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Warrant Agent’s agents and counsel. The Corporation shall indemnify the Warrant Agent and any predecessor Warrant Agent against, and hold it harmless from, any and all loss, liability, claim, damage or expense (including reasonable agents’ and attorneys’ fees and expenses), including taxes (other than taxes based upon, measured by, or determined by the income of the Warrant Agent) incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Warrant Agreement. The Warrant Agent shall notify the Corporation promptly of any claim for which it may seek indemnity promptly upon obtaining actual notice thereof; provided, however, that any failure so to notify the Corporation shall not relieve the Corporation of its indemnity obligations hereunder. The Corporation shall defend the claim and the Warrant Agent shall provide reasonable cooperation at the Corporation’s expense in the defense. The Warrant Agent may have separate counsel and the Corporation shall pay the fees and expenses of such counsel; provided, however, that the Corporation shall not be required to pay such fees and expenses if it assumes the Warrant Agent’s defense and, in the Warrant Agent’s reasonable judgment, there is no conflict of interest between the Corporation and the Warrant Agent in connection with such defense. The Corporation need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent’s own willful misconduct, gross negligence or bad faith. The Corporation’s payment obligations pursuant to this Section 3.5 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

3.6    Successor Warrant Agent.

(a) The Corporation To Provide and Maintain Warrant Agent. The Corporation agrees for the benefit of the Holders that there shall be a Warrant Agent at all times until all of the Warrants have been exercised or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given unless the Corporation otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date when it shall become effective, which date shall not be less than 30 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 3.6(b) shall take effect upon the appointment by the Corporation as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. At any time that the Warrant Agent is also acting as trustee (the “Trustee”) under the indenture for the New Notes (the “New Note Indenture”), and holders of the New Notes remove the Trustee pursuant to the terms of the New Note Indenture, the Corporation shall remove the Warrant Agent pursuant to this Section 3.6(b).

(c) The Corporation To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Warrant Agent. In case at the time such successor or successors by merger, conversion or consolidation to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been authenticated but not delivered, any such successor to the Warrant Agent may adopt the certificate of authentication of any predecessor Warrant Agent, and deliver such Warrant Certificates so authenticated; and in case at that time any of the Warrant Certificates shall not have been authenticated, any successor to the Warrant Agent may authenticate such Warrant Certificates either in the name of any predecessor hereunder or in the name of the successor to the Warrant Agent.

ARTICLE IV

MISCELLANEOUS

4.1    Reports to Warrant Agent and Holders.

The Corporation shall provide the Warrant Agent, Holders and prospective Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Warrant Agent and Holders is for informational purposes only and the Warrant Agent’s and Holder’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers’ Certificates).

4.2    Persons Benefiting.

Nothing in this Warrant Agreement is intended or shall be construed to confer upon any Person other than the Corporation, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

4.3    Rights of Holders.

Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Corporation, (v) exercise any preemptive right or (vi)

exercise any other rights whatsoever as stockholders of the Corporation. Nothing in this Warrant Certificate shall be construed to give the Holders any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificates are exercised in accordance with the provisions of this Warrant Agreement and the Warrant Certificates.

4.4    Amendment, Waiver, Modification, Etc.

This Warrant Agreement and the Warrant Certificates may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement and the Warrant Certificates as the Corporation and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not materially adversely affect the rights of any of the Holders. Any term or terms of this Warrant Agreement and the Warrant Certificates may be amended and the observance of any term of this Warrant Agreement and the Warrant Certificates may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Corporation and the holders of a majority of shares of Common Stock issuable upon exercise of outstanding Warrants issued in connection with the Exchange Offer. Any waiver, amendment or modification effected in accordance with this Section 4.4 shall be binding upon each Holder, each holder of any shares of Common Stock obtained under this Warrant Agreement at the time outstanding, each future holder of all such shares of Common Stock, and the Corporation. The Holder acknowledges that by operation of this Section 4.4, the holders of a majority of shares of Common Stock issuable upon exercise of Warrants issued in connection with the Exchange Offer will have the right and power to diminish or eliminate all rights of such Holder under this Warrant Agreement.

4.5    Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, if to the holder of a Warrant, at such holder’s last known address, as it appears on the records of the Warrant Agent;

if to the Corporation:

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Attention of: President and Chief Executive Officer

with a copy to:

O’Sullivan LLP

30 Rockefeller Plaza

New York, New York 10012

Attention of: Stewart A. Kagan, Esq.

if to the Warrant Agent:

The Bank of New York

5 Penn Plaza - 13th Floor

New York, NY 10001-1810

Attention of: Corporate Trust Division

The Corporation or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. All such notices and communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day following the date delivered to a courier with overnight delivery requested, if delivered by a recognized commercial overnight courier service guaranteeing next Business Day delivery; and (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed.

4.6    Governing Law.

THIS WARRANT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.7    Successors.

The terms of this Warrant Agreement and the Warrant Certificates shall be binding upon and shall inure to the benefit of the respective successors or permitted assigns of the Corporation, the Warrant Agent, the Holders and the holders of the Common Stock issued or issuable upon the exercise of the Warrants. Nothing in this Warrant Agreement and the Warrant Certificates shall be construed to give to any Person other than the Corporation, the Warrant Agent or the Holders any legal or equitable right, remedy or claim under this Warrant Agreement and the Warrant Certificates, and this Warrant Agreement and the Warrant Certificates shall be for the sole and exclusive benefit of the Corporation, the Warrant Agent and the Holders; provided, however, that Apollo Investment Fund III, L.P., Apollo Overseas Investment Partners III, L.P. and Apollo (U.K.) Partners III, L.P., and each of their respective successors and permitted assigns, shall be deemed a party to the Warrant Certificates for the purposes of Section 3(b) thereof.

4.8    Counterparts.

This Warrant Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

4.9    Table of Contents and Headings.

The table of contents and headings of the Articles and Sections of this Warrant Agreement and the Warrant Certificates have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

4.10    Severability.

The provisions of this Warrant Agreement and the Warrant Certificates are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agreement and the Warrant Certificates in any jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

QUALITY DISTRIBUTION, INC.

By:	/s/ THOMAS L. FINKBINER

Name: [Thomas L. Finkbiner] Title: [President and Chief Executive Officer]

THE BANK OF NEW YORK, AS WARRANT AGENT,

By:	/s/ SIROGINI L. DINDIAL

Name: [Sirogini L. Dindial] Title: [Assistant Vice President]

EXHIBIT A

WARRANT CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO QUALITY DISTRIBUTION, INC. (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH QUALITY DISTRIBUTION, INC. (“THE CORPORATION”) OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF; (B) IN THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) IN THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE INSTITUTIONAL ACCREDITED INVESTOR FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT); (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; (3) ACKNOWLEDGES THAT THE SECURITY IS SUBJECT TO A DRAG ALONG RIGHT AS SET FORTH IN SECTION 3 OF THIS WARRANT CERTIFICATE AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE TRANSFER IS MADE PURSUANT TO CLAUSES (C), (D), (E) OR (G) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

No. 1	CUSIP No. 74756Q 11 1

WARRANT

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $0.01 PER SHARE,

OF

QUALITY DISTRIBUTION, INC.

THIS IS TO CERTIFY THAT CEDE & CO., or its registered assigns (the “Purchaser”), is the registered holder of the number of Warrants set forth in the Schedule of Increases or Decreases in Global Warrant attached hereto (the “Warrants”), each of which entitles the registered holder thereof to purchase from QUALITY DISTRIBUTION, INC., a Florida corporation (the “Corporation”), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), at an exercise price of $5.00 per share (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

The number of shares of Common Stock issuable upon exercise of each such Warrant (the “Number Issuable”), which shall initially be one (1) share of Common Stock, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May 30, 2002 (the “Warrant Agreement”), between the Corporation and The Bank of New York, as Warrant Agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, and the terms and provisions of such Warrant Agreement the Holder of this Warrant Certificate consents to upon acceptance hereof. The Warrant Agreement is incorporated by reference herein and made a part hereof. A copy of the Warrant Agreement may be obtained for inspection by the Holder upon written request to the Warrant Agent at 5 Penn Plaza—13th Floor, New York, New York 10001-1810, Attention: Corporate Trust Division. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 10 hereof.

Section 1. Exercise of Warrant.

(a) Exercise Period. The Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time before the Termination Time. For purposes hereof, the term “Termination Time” shall mean 5:00 p.m., New York City time, on January 15, 2007. From and after the Termination Time, the Warrants shall no longer be exercisable and shall thereafter be null and void.

(b) Manner of Exercise. The Warrants are to be exercised by delivery to the Corporation at the principal executive office of the Corporation in the United States of America, of:

(i) this Warrant Certificate;

(ii) a written notice, substantially in the form of Annex A attached hereto, stating that such holder elects to exercise the Warrants evidenced hereby; and

(iii) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants (collectively, the “Warrant Exercise Documentation”).

(c) Payment of Exercise Price. The Exercise Price shall be payable:

(i) in cash;

(ii) by a certified or official bank check payable to the order of the Corporation; or

(iii) by the surrender (such surrender, a “Cashless Exercise”) (which surrender shall be evidenced by cancellation of the number of Warrants represented by the Warrant Exercise Documentation presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of that number of shares of Common Stock equal to (A) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise in accordance with the Warrant Exercise Documentation (if the Exercise Price were being paid in cash or certified or official bank check) reduced by (B) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant.

(d) Mandatory Cashless Exercise. Until such time, if any, that a registration statement covering the issuance of Common Stock to the holder upon exercise of a Warrant by the holder hereof (a “Common Registration Statement”) has been filed and declared effective, and at any time that such Common Registration Statement shall cease to be in effect, the Corporation may require that any holder exercising a Warrant must do so through a Cashless Exercise.

(e) Deliveries upon Exercise.

(i) As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Corporation shall deliver or cause to be delivered:

(A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock properly specified in the Warrant Exercise Documentation;

(B) if applicable, cash in lieu of any fraction of a share of Common Stock, as hereinafter provided; and

(C) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised.

(ii) Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days), but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

(f) Expenses. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

(g) No Fractional Shares. In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 2. Adjustments.

(a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time or from time to time after the Issue Date:

(A) pay a dividend on the outstanding shares of Common Stock in Capital Stock;

(B) subdivide the outstanding shares of Common Stock into a larger number of shares;

(C) combine the outstanding shares of Common Stock into a smaller number of shares; or

(D) issue any shares of Capital Stock in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

(ii) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

(iii) The Corporation shall deliver to the registered holder of Warrants promptly following the consummation of any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the President, Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

(iv) Notwithstanding anything to the contrary contained in this Section 2(a), the Corporation shall be entitled to make such adjustments in the Number Issuable, in addition to those adjustments otherwise required by this Section 2(a), as the Board of

Directors of the Corporation in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares hereafter made by the Corporation to its stockholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

(b) Reorganization or Reclassification. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) (any of the foregoing, a “Transaction”), the Corporation shall execute and deliver to each holder of the Warrants evidenced hereby, at least five Business Days prior to effecting any of the foregoing Transactions, a certificate stating that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities of the Corporation or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock for which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

(c) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

(d) Voluntary Adjustment. The Corporation from time to time may increase the Number Issuable by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Number Issuable is so increased, the Corporation shall mail to holders at the addresses appearing on the warrant register and file with the Warrant Agent a notice of the increase. The Corporation shall give the notice at least 15 days before the date the increased Number Issuable takes effect. The notice shall state the increased Number Issuable and the period it will be in effect. A voluntary increase in the Number Issuable does not change or adjust the Number Issuable otherwise in effect as determined by this Section 2.

(e) No Other Adjustment For Dividends. Except as provided in this Section 2, no payment or adjustment will be made for dividends on any Common Stock.

(f) Priority of Adjustments. If this Section 2 requires adjustments to the Number Issuable under more than one of paragraphs (a), (b) or (c), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (a), second, the provisions of paragraph (c) and, third, the provisions of paragraph (b).

(g) Multiple Adjustments. After an adjustment to the Number Issuable under this Section 2, any subsequent event requiring an adjustment under this Section 2 shall cause an adjustment to the Number Issuable as so adjusted.

Section 3. Sale of Control.

(a) Drag Along. All holders of Warrants and shares of Common Stock issued upon exercise of such Warrants (including any future transferees of such Common Stock issued upon exercise of such Warrants) shall be required, and hereby agree, to sell all of their Warrants and/or shares of Common Stock issued upon exercise of such Warrants in connection with a Sale of Control, at the same price per share (in the case of Warrants, net of the Exercise Price) and on the same terms and conditions as apply to those received by all other holders of Common Stock in the Sale of Control; provided, however, that such holders of Warrants shall not be required to sell such Warrants if the price per share (net of the Exercise Price) in connection with such Sale of Control is less than the Exercise Price, in which event such Warrants shall no longer be exercisable and shall thereafter be null and void. The terms and provisions of this Section 3(a) shall terminate upon an IPO Event.

(b) Tag Along. If the holders of Warrants or shares of Common Stock issued upon exercise of outstanding Warrants (including any future transferees of such Common Stock issued upon exercise of such Warrants) are not included in a Sale of Control, then upon election of each such holder, which election shall be exercisable by delivery of written notice by such holder to the Company or the holders of a majority of the outstanding shares of Common Stock, as the case may be, the Company or such holders of a majority of the outstanding shares of Common Stock, as the case may be, shall take all necessary action to permit such holders of Warrants or shares of Common Stock issuable upon exercise of outstanding Warrants to sell all (but not less than all) of such holder’s Warrants and/or shares of Common Stock issued upon exercise of such Warrants in connection with such Sale of Control, at the same price per share (in the case of Warrants, net of Exercise Price) and on the same terms and conditions as apply to those received by all other holders of Common Stock in the Sale of Control.

(c) No Objections. All holders of Warrants and shares of Common Stock issued upon exercise of such Warrants participating in a Sale of Control pursuant to Section 3(a) or 3(b) shall consent to and raise no objections against the Sale of Control, and if the Sale of Control is structured as a merger or consolidation of the Corporation, holders of Warrants and shares of Common Stock issued upon exercise of such Warrants shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation.

(d) Further Actions. The holders of Warrants and shares of Common Stock issued upon exercise of such Warrants participating in a Sale of Control pursuant to Section 3(a) or 3(b) shall take all necessary and desirable actions approved by the Board of Directors in connection with the consummation of the Sale of Control, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary representations, warranties, indemnities, and escrow arrangements relating to such Sale of Control.

(e) Closing Actions. Upon the closing of the sale of any Warrants or shares of Common Stock issued upon exercise of such Warrants pursuant to this Section 3, the holders thereof participating in such sale shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Warrants or shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of good title to the warrants and/or shares to be sold and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Corporation for the proper transfer of such shares on the books of the Corporation.

Section 4. Notice of Certain Events. In case at any time or from time to time the Corporation and/or the Board of Directors of the Corporation shall (a) authorize or declare any dividend to the holders of its Common Stock, (b) authorize a Sale of Control or any transaction the consummation of which could result in a Liquidation, (c) authorize the issuance or sale of any other securities or rights of the Corporation which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (d) authorize any capital reorganization or reclassification of the Common Stock or (e) authorize an IPO Event, then, in any one or more of such cases, the Corporation shall mail to the Warrant Agent and each holder of the Warrants a notice of such event. The notice required by this Section 4 shall be given to such holder in accordance with Section 4.5 of the Warrant Agreement as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, and shall state (i) the date on which a record is to be taken for the purpose of such dividend or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or rights, or to be subject to such Sale of Control or IPO Event, are to be determined, (ii) the date of issuance of such dividend or rights, or (iii) the date on which such reorganization, reclassification, Sale of Control, IPO Event or other Liquidation is expected to become effective; provided that in the case of any event to which Section 2(b) or Section 3 applies, the Corporation shall give at least ten Business Days’ prior written notice as aforesaid. In case of any event described in Section 2(b) or Section 3, such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, Sale of Control or other Liquidation.

Section 5. Covenants of the Corporation. The Corporation covenants and agrees that all shares of Capital Stock which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

Section 6. Registered Holder. The Person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Corporation, except as herein provided.

Section 7. Transfer of Warrants. The Person in whose name this Warrant Certificate is registered shall in no event make a disposition of or make any transfer of the rights represented by this Warrant Certificate or the shares of Common Stock issuable upon exercise of the Warrants, or any interest therein, except as provided in the Warrant Agreement.

Section 8. Denominations. The Corporation covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Corporation in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10. No Third Party Beneficiaries. The terms of this Warrant Certificate shall be binding upon and shall inure to the benefit of the respective successors or permitted assigns of the Corporation, the Warrant Agent, the Purchaser, and all holders of Warrants and shares of Common Stock issued or issuable upon exercise of the Warrants. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Corporation, the Warrant Agent, the Purchaser, and all holders of Warrants and shares of Common Stock issued or issuable upon exercise of the Warrants any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Corporation, the Warrant Agent, the Purchaser, and all holders of Warrants and shares of Common Stock issued or issuable upon exercise of the Warrants; provided, however, that Apollo Investment Fund III, L.P., Apollo Overseas Investment Partners III, L.P. and Apollo (U.U.) Partners III, L.P., and each of their respective successors and assigns, shall be deemed a party to this Warrant Certificate for the purposes of Section 3(b) hereof.

Section 11. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, are authorized or required by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Corporation.

“Exchange Offer” shall have the meaning ascribed to it in the Corporation’s Offering Memorandum and Consent Solicitation Statement dated April 10, 2002, as amended by Supplement No. 1 thereto dated May 10, 2002.

“Fair Market Value” means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction.

“IPO Event” means the consummation of the initial public offering of Common Stock of the Corporation pursuant to a registration statement under the Securities Act.

“Issue Date” means May 30, 2002.

“Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction or (ii) any Sale of the Corporation.

“Market Price” means, per share of Common Stock, on any date specified herein, the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Sale of Control” means (i) the sale or transfer (in one or a series of related transactions) of the outstanding shares of Capital Stock or (ii) the merger or consolidation of the Corporation with another Person, in each case in clauses (i) and (ii) above under circumstances in which the holders of the voting power of the outstanding shares of Capital Stock and their Affiliates (as defined in the Warrant Agreement), immediately prior to such transaction, own less than 50% in voting power of the outstanding shares of Capital Stock or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Sale of the Corporation” means (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation’s assets, or (ii) a Sale of Control. A sale (in one or a series of related transactions) of one or more subsidiaries of the Corporation (whether by merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

[Remainder of Page Intentionally Left Blank]

This Warrant Certificate shall not be valid or obligatory for any purpose until it has been executed by the Corporation and authenticated by the Warrant Agent.

QUALITY DISTRIBUTION, INC.

By:

Name: Thomas L. Finkbiner Title: President and Chief Executive Officer

By:

Name: Robert Kasak Title: Secretary

Dated: May     , 2002

Warrant Agent’s Certificate of Authentication THE BANK OF NEW YORK, as Warrant Agent

By:

Authorized Signatory

FOR PURPOSES OF SECTION 3(b) ONLY: APOLLO INVESTMENT FUND III, L.P. By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:

Name: Marc Becker Title:

APOLLO OVERSEAS PARTNERS III, L.P. By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:

Name: Marc Becker Title:

APOLLO (U.K.) PARTNERS, L.P. By: Apollo Advisors II, L.P., its general partner By: Apollo Capital Management II, Inc., its general partner

By:

Name: Marc Becker Title:

SCHEDULE OF INCREASES OR DECREASES IN

GLOBAL WARRANT

The initial amount of this Global Warrant is 171,282 Warrants. The following increases or decreases in this Global Warrant have been made:

Date of Exchange	Amount of decrease in Number of Warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized signatory of Warrant Agent

ANNEX A

FORM OF ELECTION TO PURCHASE SHARES OF COMMON STOCK

(to be executed only upon exercise of Warrants)

QUALITY DISTRIBUTION, INC.

The undersigned hereby irrevocably elects to exercise              Warrants to acquire shares of Common Stock, par value $.01 per share (the “Common Stock”), of Quality Distribution, Inc. either (i) at an exercise price per share of Common Stock of $5 or (ii) through Cashless Exercise and otherwise on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to Quality Distribution, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Check method of exercise:

Cash Exercise ☐

Cashless Exercise ☐

In the event that the Corporation has not elected pursuant to Section 1(d) of the Warrant requiring any Holder exercising a Warrant to do so through a Cashless Exercise, the undersigned represents and warrants that it (a) is not acquiring the shares of Common Stock with a view to distributing such Common Stock in violation of the Securities Act of 1933, as amended (the “Securities Act”), (b) acknowledges that the issuance of the Common Stock has not been registered under the Securities Act and that the Common Stock may be resold only if registered pursuant to the provisions of the Securities Act or an exemption therefrom is available, (c) acknowledges that the Common Stock is subject to, and shall contain, the restricted securities legend contained in Section 2.5(e)(i) of the Warrant Certificate, (d) acknowledges that the Common Stock is subject to the drag along provision contained in Section 3 of the Warrant certificate and (e) is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (or an entity in which each of the equity owners is an accredited investor).

Date: ______________, ____

____________________________________________

(Signature of Registered Holder)1

____________________________________________

(Street Address)

____________________________________________

(City) (State) (Zip Code)

1     The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent.

Signature Guaranteed by:

____________________________________________

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name: ______________________________________

Street Address: _______________________________

City, State and Zip Code: _______________________

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name: ______________________________________

Street Address: _______________________________

City, State and Zip Code: _______________________

ANNEX B

[Form of Assignment]

[To be executed upon assignment of Warrants]

The undersigned hereby assigns and transfers this Warrant Certificate to _______________________ whose Social Security Number or Tax ID Number is _____________ and whose record address is _______________, and irrevocably appoints _______________________ as agent to transfer this security on the books of the Corporation. Such agent may substitute another to act for such agent.

SIGNATURE:2

___________________________________

SIGNATURE GUARANTEE:

___________________________________

Date:

___________________________________

2     The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent.

ANNEX C

CERTIFICATE TO BE DELIVERED UPON TRANSFER

OF TRANSFER RESTRICTED WARRANTS

This certificate relates to ______ Warrants held in (check applicable space) ______ book-entry or ______ definitive form by the undersigned.

The undersigned has requested the Warrant Agent by written order to: (check one box below)

☐     deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Definitive Warrant or Definitive Warrants in registered form of authorized denominations and an aggregate amount equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above);

☐     exchange a Definitive Warrant for an equal amount of Definitive Warrants of other authorized denominations (a “Denomination Exchange”);

☐     exchange or register the transfer of a Warrant or Warrants.

In connection with any transfer (other than a Denomination Exchange) of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Corporation; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that has furnished to the Warrant Agent a signed letter substantially in the form as Annex D attached hereto; or

(4)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Warrant Agent a signed letter substantially in the form as Annex E attached hereto; or

(5)	☐	pursuant to another available exemption from registration under the Securities Act, including the exemption provided by Rule 144 or Regulation S under the Securities Act.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Warrant Agent may require, prior to registering any such transfer of the Warrants, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

__________________________________
Your Signature
Signature Guarantee: Date: ___________________	__________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Warrant Agent	Signature of Signature Guarantee

ANNEX D

Form of QIB

Transferee Letter of Representation

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Ladies and Gentlemen:

This certificate is delivered to request a transfer of ______ Warrants to purchase Common Stock (“Warrants”) of Quality Distribution, Inc. (the “Corporation”).

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Name: ________________________

Address: ______________________

Taxpayer ID Number: ____________

The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _______________________	TRANSFEREE: _____________________________,

By: _______________________________________

ANNEX E

Form of IAI

Transferee Letter of Representation

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Ladies and Gentlemen:

This certificate is delivered to request a transfer of ______ Warrants to purchase Common Stock (“Warrants”) of Quality Distribution, Inc. (the “Corporation”).

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Name: ________________________

Address: ______________________

Taxpayer ID Number: ____________

The undersigned represents and warrants to you that:

1. It is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for its own account or for the account of such an institutional “accredited investor”, and it is acquiring the Warrants not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrants, and invests in or purchases securities similar to the Warrants in the normal course of its business. The undersigned, and any accounts for which it is acting, are each able to bear the economic risk of its investment.

2. It understands that the Warrants have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. It agrees on its own behalf and on behalf of any investor account for which it is purchasing Warrants to offer, sell or otherwise transfer such Warrants prior to the date that is two years after the later of the date of original issue and the last date on which the Corporation or any affiliate of the Corporation was the owner of such Warrants (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Corporation, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person it reasonably believes is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor”

within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided for by Rule 144 thereunder (if available), subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Corporation and the Warrant Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Corporation and the Warrant Agent reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Corporation and the Warrant Agent.

Date: _______________________	TRANSFEREE: _____________________________,

By: _______________________________________